REVOLVING CREDIT AND TERM LOAN AGREEMENT





                                     BETWEEN




                               GARDENBURGER, INC.,
                                   AS BORROWER



                                       AND



                           CAPITALSOURCE FINANCE LLC,
                               AS AGENT AND LENDER





                                   DATED AS OF
                                JANUARY 10, 2002




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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                TABLE OF CONTENTS

                                                                       Page

I.   DEFINITIONS..........................................................1
     1.1  General Terms...................................................1

II.  ADVANCES, PAYMENT AND INTEREST.......................................1
     2.1  The Revolving Facility..........................................1
     2.2  The Revolving Notes; Maturity...................................2
     2.3  Interest........................................................3
     2.4  Facility Disbursements; Requirement to Deliver Borrowing
           Certificate3
     2.5  Collections; Repayment; Borrowing Availability and Lockbox......4
     2.6  Term Loan.......................................................5
     2.7  Interest on the Term Notes......................................5
     2.8  Repayment of Term Loan; Maturity................................5
     2.9  Manner of Payment...............................................6
     2.10 Repayment of Excess Advances....................................6
     2.11 Other Mandatory Prepayments.....................................6
     2.12 Payments by Agent...............................................7
     2.13 Collateral; Security Interest...................................7
     2.14 Collateral Administration.......................................7
     2.15 Power of Attorney...............................................9

III. FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE.................9
     3.1  Commitment Fee..................................................9
     3.2  Unused Line Fee.................................................9
     3.3  Collateral Management Fee.......................................9
     3.4  No Termination; Exit Fee.......................................10
     3.5  Computation of Fees; Lawful Limits.............................10
     3.6  Late Fee; Default Rate of Interest.............................10

IV.  CONDITIONS PRECEDENT................................................10
     4.1  Conditions to Initial Advance, Funding of Term Loan and Closing10
     4.2  Conditions to Each Advance and Funding of Term Loan............13

V.   REPRESENTATIONS AND WARRANTIES......................................14
     5.1  Organization and Authority.....................................14
     5.2  Loan Documents.................................................14
     5.3  Subsidiaries, Capitalization and Ownership Interests...........15
     5.4  Properties.....................................................15
     5.5  Other Agreements...............................................15
     5.6  Litigation.....................................................15
     5.7  Hazardous Materials............................................16
     5.8  Tax Returns; Governmental Reports..............................16
     5.9  Financial Statements and Reports...............................16
     5.10 Compliance with Law............................................16
     5.11 Intellectual Property..........................................17
     5.12 Licenses and Permits; Labor....................................17
     5.13 No Default.....................................................18

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     5.14 Disclosure.....................................................18
     5.15 Existing Indebtedness; Investments, Guarantees and Certain
           Contracts18
     5.16 Other Agreements...............................................18
     5.17 Insurance......................................................19
     5.18 Names; Location of Offices, Records and Collateral.............19
     5.19 Non-Subordination..............................................19
     5.20 Accounts.......................................................19
     5.21 Survival.......................................................20

VI.  AFFIRMATIVE COVENANTS...............................................20
     6.1  Financial Statements, Reports and Other Information............20
     6.2  Payment of Obligations.........................................22
     6.3  Conduct of Business and Maintenance of Existence and Assets....23
     6.4  Compliance with Legal and Other Obligations....................23
     6.5  Insurance......................................................23
     6.6  True Books.....................................................24
     6.7  Inspection; Periodic Audits....................................24
     6.8  Further Assurances; Post Closing...............................24
     6.9  Payment of Indebtedness........................................25
     6.10 Lien Searches..................................................25
     6.11 Use of Proceeds................................................25
     6.12 Collateral Documents...........................................25
     6.13 Taxes and Other Charges........................................25

VII. NEGATIVE COVENANTS..................................................26
     7.1  Financial Covenants............................................26
     7.2  Indebtedness...................................................26
     7.3  Liens..........................................................27
     7.4  Investments; New Facilities or Collateral; Subsidiaries........27
     7.5  Dividends; Redemptions.........................................28
     7.6  Transactions with affiliates...................................28
     7.7  Charter Documents; Fiscal Year; Dissolution; Use of Proceeds...29
     7.8  Transfer of Assets.............................................29
     7.9  Contingent Obligations.........................................29
     7.10 Truth of Statements............................................29
     7.11 Payment on Subordinated Debt...................................30

VIII.      EVENTS OF DEFAULT.............................................30

IX.  RIGHTS AND REMEDIES AFTER DEFAULT...................................33
     9.1  Rights and Remedies............................................33
     9.2  Application of Proceeds........................................34
     9.3  Rights of Agent to Appoint Receiver............................34
     9.4  Rights and Remedies not Exclusive..............................34

X.   WAIVERS AND JUDICIAL PROCEEDINGS....................................35
     10.1 Waivers........................................................35
     10.2 Delay; No Waiver of Defaults...................................35
     10.3 Jury Waiver....................................................35
     10.4 Cooperation in Discovery and Litigation........................36
     10.5 Amendment and Waivers..........................................36

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XI.  EFFECTIVE DATE AND TERMINATION......................................37
     11.1 Effectiveness and Termination..................................37
     11.2 Survival.......................................................37

XI-A.      AGENCY PROVISIONS.............................................38
     11-A.1  Agent.......................................................38
     11-A.2  Consents....................................................42
     11-A.3  Set Off and Sharing of Payments.............................43
     11-A.4  Disbursement of Funds.......................................44
     11-A.5  Settlements; Payments and Information.......................44
     11-A.6  Dissemination of Information................................45

XII. MISCELLANEOUS.......................................................46
     12.1 Governing Law; Jurisdiction; Service of Process; Venue.........46
     12.2 Successors and Assigns; Assignments and Participations.........46
     12.3 Application of Payments........................................48
     12.4 Indemnity......................................................48
     12.5 Notice.........................................................49
     12.6 Severability; Captions; Counterparts; Facsimile Signatures.....49
     12.7 Expenses.......................................................50
     12.8 Entire Agreement...............................................50
     12.9 Agent Approvals................................................51
     12.10 Confidentiality and Publicity.................................51
     1)   Leverage Ratio..................................................1
     2)   Minimum Adjusted EBITDA.........................................1



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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

            THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "AGREEMENT") dated as of January 10, 2002, is entered into between GARDENBURGER, INC., an Oregon corporation (the "BORROWER"), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders.

            WHEREAS, Borrower has requested that Lenders make available to Borrower (i) a revolving credit facility (the "REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to Seven Million Dollars ($7,000,000.00) (the "FACILITY CAP"), and (ii) a term loan (the "TERM LOAN") in a maximum principal amount of $8,000,000 (the "MAXIMUM LOAN Amount"), the proceeds of which shall be used by Borrower for refinancing Borrower's existing obligations and indebtedness to Wells Fargo Bank and Banc of America Commercial Finance Corporation and working capital needs in connection with its veggie burger and meat alternative products business; and

            WHEREAS, Lenders are willing to make the Revolving Facility and Term Loan available to Borrower upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower, Agent and Lenders hereby agree as follows:


I.    DEFINITIONS

1.1   GENERAL TERMS

            For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in APPENDIX A hereto shall have the meanings given such terms in APPENDIX A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in APPENDIX A, any agreement or contract referred to herein or in APPENDIX A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in APPENDIX A elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.


II.   ADVANCES, PAYMENT AND INTEREST

2.1   THE REVOLVING FACILITY

            (a) Subject to the provisions of this Agreement, each Lender agrees to make available its Pro Rata Share of Advances to Borrower under the Revolving Facility from time to


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time during the Revolving Facility Term;  PROVIDED,  that (i) the Pro Rata Share of the  Advances  of any  Lender  shall  not at any  time  exceed  its  separate
Commitment, and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (A) the Facility Cap and (B) the Availability. The aggregate amount of Advances at any time outstanding under the Revolving Facility shall not be less than $1,000,000. The obligations of Lenders hereunder shall be several and not joint up to the amount of the Commitments. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Agent in its Permitted Discretion and is final and binding upon Borrower. Unless otherwise permitted by Agent, each Advance shall be in an amount of at least $100,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in Dollars, of (i) eighty-five percent (85%) of the Borrowing Base for Eligible Receivables, and (ii) sixty percent (60%) of the Borrowing Base for Eligible Inventory Costs, minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "AVAILABILITY"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Notes and other Obligations on the date when due to the extent available and as provided for herein.

            (b) Agent has established the above-referenced advance rate for Availability and, in its Permitted Discretion, may further adjust the Availability and such advance rate, upon written notice to Borrower, by applying percentages (known as "LIQUIDITY FACTORS") to Eligible Receivables based upon Borrower's actual recent collection history in a manner consistent with Agent's underwriting practices and procedures, including, without limitation, Agent's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances (collectively, the "DILUTION ITEMS"). Such liquidity factors and the advance rate for Availability may be adjusted by Agent throughout the Revolving Facility Term, upon written notice to Borrower, as warranted by Agent's underwriting practices and procedures in its Permitted Discretion. Also, Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.


2.2   THE REVOLVING NOTES; MATURITY

            (a) All Advances under the Revolving Facility shall be evidenced by the Revolving Notes, payable to the order of each Lender in the principal amount of the Commitment of such Lender, duly executed and delivered by Borrower. The Revolving Notes shall evidence the aggregate Indebtedness of Borrower to Lenders resulting from Advances under the Revolving Facility from time to time. Each Lender hereby is authorized, but is not obligated, to enter the amount of such Lender's Pro Rata Share of each Advance under the Revolving Facility, and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to such Lender's Revolving Note(s). Agent will account to Borrower monthly with a statement of Advances under the Revolving Facility, and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within 15


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Business  Days of Receipt of each  accounting,  which  notice shall be deemed an objection only to items specifically objected to therein.

            (b) All amounts outstanding under the Revolving Notes and other Obligations under the Revolving Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Agent's demand upon an Event of Default, and (ii) the last day of the Revolving Facility Term (such earlier date being the "REVOLVING FACILITY MATURITY Date").


2.3   INTEREST

            Interest on outstanding Advances under the Revolving Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 2.50%, PROVIDED, HOWEVER, that, notwithstanding any provision of any Loan Document, the interest on outstanding Advances under the Revolving Notes shall be not less than 8.00%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Notes shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in SECTION 2.5 and SECTION 2.9, commencing February 1, 2002 and continuing until the later of the expiration of the Revolving Facility Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement.


2.4   FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

            So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Agent irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Agent not later than 1:00 p.m. (New York City time) at least two (2) but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Agent, which shall (a) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (b) specify the principal amount of such requested Advance, (c) certify the matters contained in
SECTION 4.2, and (d) specify the amount of any recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's affiliates. Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on Tuesday of each week during the Revolving Facility Term (and more frequently if Agent shall so request) until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated, Borrower shall deliver to Agent a Borrowing Certificate accompanied by a separate detailed aging and categorizing of Borrower's accounts receivable and accounts payable and inventory and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Agent shall reasonably request from a credit or security perspective or otherwise; provided, however, that Borrower shall be required to deliver a calculation of ineligible receivables only once per calendar month, or more often as requested by Agent. On each Borrowing Date, Borrower irrevocably authorizes Agent to disburse the proceeds of the requested Advance to the Borrower's account(s) as set forth on SCHEDULE 2.4, in all cases for


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credit to the Borrower (or to such other account as to which the Borrower  shall instruct Agent) via Federal funds wire transfer no later than 4:00 p.m. New York City time.


2.5   COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

            Borrower shall maintain a lockbox together with a blocked account (individually and collectively, the "BLOCKED ACCOUNT") with one or more banks acceptable to Agent (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements acceptable to Agent from time to time
(individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Agent may require. Irrespective of any Lockbox Agreement executed on or about the Closing Date, Agent reserves the right to require a replacement Lockbox Agreement with a Lockbox Bank if Agent determines in its Permitted Discretion the existing lockbox arrangement is not satisfactory. Borrower shall ensure that all collections of their respective Accounts and all other cash payments received by Borrower are paid and delivered directly from Account Debtors and other Persons into the Blocked Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Blocked Accounts into a depository account or accounts maintained by Agent or an affiliate of Agent at such bank as Agent may communicate to Borrower from time to time (the "CONCENTRATION ACCOUNT"). Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this SECTION 2.5 in such order and manner as determined by Agent. To the extent that any Accounts collections of Borrower or any other cash payments received by Borrower are not sent directly to the Blocked Account but are received by Borrower or any of their affiliates, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and immediately remitted (and in any event within two (2) Business Days), in the form received, to the Blocked Account for immediate transfer to the Concentration Account. Borrower acknowledges and agrees that compliance with the terms of this SECTION 2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Agent may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by Borrower or any of their affiliates to comply with any such terms Agent shall be entitled to assess a non-compliance fee which shall operate to increase the Applicable Rate by five percent (5.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared; PROVIDED, that nothing shall prevent Agent from considering any failure to comply with the terms of this SECTION 2.5 to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by Borrower pursuant to this
SECTION 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of a Borrower, but shall be remitted to Borrower within two (2) Business Days after Borrower's written request. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of the Blocked Account, Borrower and its affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Agent in its Permitted Discretion.

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2.6   TERM LOAN

            Subject to the terms and conditions set forth in this Agreement, each Lender agrees to loan to Borrower its Pro Rata Share of the Term Loan, which in the aggregate equals an original principal amount of $8,000,000. The Term Loan shall be evidenced by Term Notes, payable to the order of each Lender in the principal amount of the Commitment of the applicable Lender, duly executed and delivered by Borrower. Each Lender agrees to loan to Borrower on the Closing Date its Pro Rata Share of the Maximum Loan Amount to be disbursed to Borrower's account(s) as set forth on SCHEDULE 2.4. The Term Loan is not a revolving credit facility, and any repayments of principal shall be applied to permanently reduce the Term Loan. The Term Loan shall be evidenced by the Term Notes.


2.7   INTEREST ON THE TERM NOTES

            Interest on the outstanding balance of the Term Loan under the Term Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 4.50%; PROVIDED, HOWEVER, that, notwithstanding any other provision of any Loan Document, the interest on the outstanding principal balance of the Term Loan under the Term Notes shall be not less than 10.00%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loan shall be due and payable on the first day of each calendar month commencing February 1, 2002, and continuing until the later of the expiration of the Term Loan Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility shall be made automatically for the payment of interest on the Term Loan and other Obligations on the date when due to the extent available and as provided for herein.


2.8   REPAYMENT OF TERM LOAN; MATURITY

            Payment of principal (in addition to the interest payments in SECTION 2.7) and all other amounts outstanding under the Term Loan shall be made monthly as follows:

            (a) the amount per month indicated below (based on the applicable calendar month) shall be due and payable, beginning February 1, 2002 and continuing on the 1st day of each calendar month thereafter through the last month of the Term Loan Term;

                    Year                            Monthly Principal Payment
    February  1, 2002  through  January 1, 2003            $ 41,667

    February  1, 2003  through  January 1, 2004            $125,000

    February 1, 2004  through the last day of the          $166,667
    Term Loan Term


            (b) the unpaid principal of the Term Loan and all other Obligations under the Term Loan shall be due and payable in full, and the Term Notes shall mature, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if


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required  pursuant  hereto or Agent's demand upon an Event of Default,  and (ii)
the last day of the Term Loan Term (such earlier date being the "TERM LOAN MATURITY DATE").


2.9   MANNER OF PAYMENT

            Any payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time. Any such payment received after 2:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.


2.10  REPAYMENT OF EXCESS ADVANCES

            Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in SECTION 2.9.


2.11  OTHER MANDATORY PREPAYMENTS

            In  addition  to and  without  limiting  any  provision  of any Loan
Document:

            (a) if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loans and all other Obligations in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Agent and Lenders under the Loan Documents;

            (b) if Borrower sells any of its assets or properties (other than sales of inventory in the ordinary course of business or sales of other assets the proceeds of which are reinvested within 20 Business Days in similar assets constituting Collateral), sells or issues any securities (debt or equity), capital stock, or ownership interests, receives any property damage or insurance award which is not used to repair or replace the property covered thereby, incurs any Indebtedness, except for Permitted Indebtedness, or receives any life insurance proceeds, then it shall apply 100% of the proceeds thereof to the prepayment of the Loans together with accrued interest thereon and all other Obligations owing to Agent and Lenders under the Loan Documents, such payment to be applied pro rata to the payments required by SECTION 2.8; PROVIDED, HOWEVER, during the existence of an Event of Default, such payments shall be applied to the Obligations at such time and in such manner and order as Agent shall decide in its sole discretion; and

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


            (c) until such time as the Obligations relating to the Term Loan are indefeasibly paid in full in cash and fully performed, the Applicable ECF Percentage of Borrower's Excess Cash Flow for each fiscal year shall be paid by Borrower to Agent, for the benefit of Lenders, and shall be applied by Agent to reduce the Obligations relating to the Term Loan. Such payments shall be made no later than thirty (30) calendar days after preparation of Borrower's audited financial statements, but in any event not later than one hundred and twenty
(120) calendar days after the end of the fiscal year to which such Excess Cash Flow relates. Such payments are to be applied pro rata to the payments required by SECTION 2.8; PROVIDED, HOWEVER, during the existence of any Event of Default, such payments shall be applied to the Obligations relating to the Term Loan at such time and in such manner and order as Agent shall decide in its Permitted Discretion.


2.12  PAYMENTS BY AGENT

            Should any amount required to be paid under any Loan Document be unpaid, such amount may be paid by Agent, for the account of Lenders, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent and/or Lenders under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Agent and/or Lenders as a result of Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.


2.13  COLLATERAL; SECURITY INTEREST

            To secure the payment and performance of the Obligations, Borrower has granted to Agent, for the benefit of itself and Lenders, a valid, continuing perfected first priority security interest in and lien upon its Collateral pursuant to the Security Documents.


2.14  COLLATERAL ADMINISTRATION

            (a) All Collateral (except Deposit Accounts) will at all times be kept by Borrower at the locations set forth on SCHEDULE 5.18B hereto and shall not, without thirty (30) calendar days prior written notice to Agent, be moved therefrom, and in any case shall not be moved outside the continental United States.

            (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may request. In addition, if Borrower has actual knowledge that Accounts of Borrower in an aggregate face amount in excess of $50,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent after an Event of Default, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower but shall be available to Borrower upon Borrower's written request.

            (c) Whether or not an Event of Default has occurred, any of the Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process.

            (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent, for the account of Lenders. Agent shall have the right at all times after the occurrence of an Event of Default and after written notice to Borrower to notify Account Debtors owing Accounts to Borrower that their Accounts have been assigned to Agent, for the benefit of itself and Lenders, and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrower.

            (e) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against Borrower and Guarantors (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors (A) are organized and (B) maintain their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

            (f) Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor that Agent has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account (unless such notices have already been sent), and Borrower hereby authorizes Agent and/or Lenders, upon any failure to send such notices and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Agent and/or any Lender to secure Agent, for the benefit of itself and Lenders, and effectuate the intentions of the Loan Documents. At Agent's request, Borrower shall immediately deliver to Agent all items for which Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

2.15  POWER OF ATTORNEY

            Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring it to act as such) with full power of substitution to do the following during an Event of Default: (a) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (b) execute and file in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Agent under any of the Loan Documents; and (c) do such other and further acts and deeds in the name of such Person that Agent may deem necessary or desirable to enforce any Account or other Collateral or to perfect Agent's, for the benefit of itself and Lenders, security interest or lien in any Collateral. In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox or Blocked Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Agent's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox or Blocked Account.



III.  FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE

3.1   COMMITMENT FEE

            On or before the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, $300,000 as a nonrefundable commitment fee.


3.2   UNUSED LINE FEE

            Borrower shall pay to Agent, for the ratable benefit of Lenders, an unused line fee (the "UNUSED LINE FEE") in an amount equal to 0.083% (per month) of the difference derived by subtracting (a) the daily average amount of the balances under the Revolving Facility outstanding during the preceding month, from (b) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).


3.3   COLLATERAL MANAGEMENT FEE

            Borrower shall pay Agent a monthly collateral management fee (the "COLLATERAL MANAGEMENT FEE") of $4,166.67. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).

3.4   NO TERMINATION; EXIT FEE

            Upon the  earlier  of (i) the  payment  in full of the Term Loan and
(ii) the last day of the Term Loan Term, Borrower shall pay Agent for the ratable benefit of Lenders, an exit fee of $750,000 (the "EXIT FEE"). Borrower shall have no right to terminate the Loans before July 10, 2003, except upon a Company Sale. Thereafter, Borrower may permanently repay the Loans and may terminate Lender's future lending commitments hereunder without termination fee or penalty, other than the Exit Fee.


3.5   COMPUTATION OF FEES; LAWFUL LIMITS

            All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this SECTION 3.5 shall control to the extent any other provision of any Loan Document is inconsistent herewith.


3.6   LATE FEE; DEFAULT RATE OF INTEREST

            Notwithstanding any other provision of any Loan Document, if any payment, interest, Obligation, fee, charge or other amount due under any Loan Document is not received by Agent within three (3) Business Days of its due date, then Borrower shall pay to Agent for the ratable benefit of Lenders a late charge equal to 5% of the amount not timely made or paid. Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 5% per annum (the "DEFAULT RATE").



IV.   CONDITIONS PRECEDENT

4.1   CONDITIONS TO INITIAL ADVANCE, FUNDING OF TERM LOAN AND CLOSING

            The obligations of Lenders to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Agent, of the following:

            (a) (i) Borrower shall have delivered to Agent (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto and (B) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower, and (ii) each Guarantor shall have delivered to Agent the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto;

            (b) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to Borrower and Guarantor in each jurisdiction determined by Agent in its Permitted Discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of Lenders, a perfected first priority security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

            (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Agent, (ii) a certificate of the corporate secretary or assistant secretary of Borrower dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Agent, (iii) the written legal opinion(s) of counsel for Borrower and Guarantors, in form and substance satisfactory to Agent and its counsel; and (iv) a certificate executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Closing Date and the applicable Borrowing Date and the date of funding of the Term Loan that the conditions contained in this Agreement have been satisfied;

            (d) Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Borrower, in form and substance satisfactory to Agent (each, a "SOLVENCY CERTIFICATE"), certifying that as of the Closing Date and the Borrowing Date for the Initial Advance and the date of funding of the Term Loan and after giving effect to such transactions and Indebtedness: (A) the consolidated tangible and intangible assets of Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to Borrower;

            (e) Agent shall have completed examinations, the results of which shall be satisfactory in form and substance to Agent, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of Borrower and Guarantor, and Borrower shall have demonstrated to Agent's satisfaction that (i) its operations comply, in all respects deemed material by Agent, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Agent, in its sole judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Agent, in its sole judgment;

            (f) Agent shall have received all fees, charges and expenses payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

            (g) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on SCHEDULE 5.4, from such third parties as Agent and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or
(ii) claims against Borrower or Guarantor or the Collateral;

            (h) Borrower shall be in compliance with SECTION 6.5 and SECTION 7.7, and Agent shall have received certificates of such insurance policies confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Agent, for the benefit of itself and Lenders, as sole beneficiary or loss payee and additional insured, as appropriate;

            (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Agent;

            (j) no default shall exist pursuant to any of Borrower's obligations under any material contract or compliance with applicable laws and there exists no fact or circumstance which, with the passage of time, the giving of notice, or both, could constitute a default under any material contract to which Borrower or any Guarantor is a party or any law to which Borrower or any Guarantor is subject;

            (k) Borrower shall have established a Lockbox and Blocked Account pursuant to SECTION 2.5;


            (l) Agent shall have received copies of all licenses and permits required for Borrower to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents;

            (m) Agent shall have completed its due diligence examinations of Borrower, the results of which shall be satisfactory in form and substance to Agent;

            (n) Agent shall have received an executed copy of an amendment to the Note Purchase Agreement, in form and substance acceptable to Agent;

            (o) Agent shall have received a filed and certified copy of the Preferred Stock Designations, in form and substance acceptable to Agent;

            (p) Agent shall have received evidence that the following will occur upon Closing: (i) repayment in full and termination of all liabilities and obligations of Borrower to

Wells Fargo Bank, N.A. and BA Leasing and Capital Corporation and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, excluding, that certain Irrevocable Standby Letter of Credit No. NZ5390898 issued on March 30, 2001, and (ii) release and termination of any and all Liens and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

            (q) a copy of the recipe and procedures for making each product of Borrower shall have been delivered to Agent to be held in accordance with
SECTION 6.1(G);

            (r) Borrower's Adjusted EBITDA for the twelve (12) months ending November 30, 2001 shall be not less than $5,500,000; and

            (s) after giving effect to the Loans made on the Closing Date, Borrower must have Excess Availability of at least $1,500,000.



4.2   CONDITIONS TO EACH ADVANCE AND FUNDING OF TERM LOAN

            The obligations of Lenders to make any Advance (including, without limitation, the Initial Advance) and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Agent, of the following additional conditions precedent:

            (a) Borrower shall have delivered to Agent a Borrowing Certificate for the Advance executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this SECTION 4.2 have been satisfied; PROVIDED, HOWEVER, that any determination as to whether to fund Advances or extensions of credit shall be made by Agent in its Permitted Discretion;

            (b) each of the representation and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance and/or funding the Term Loan, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested Advance or the funding of the Term Loan on such date;

            (c) immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of the Availability and the Facility Cap and the aggregate outstanding principal amount of the Term Loan shall not exceed the Maximum Loan Amount;

            (d) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

            (e) Agent shall have received all fees, charges and expenses payable to Agent on or prior to such date pursuant to the Loan Documents; and

            (f) there shall not have occurred any Material Adverse Change or Material Adverse Effect.


V.    REPRESENTATIONS AND WARRANTIES
            Borrower represents and warrants as of the date hereof, the Closing Date, each Borrowing Date and the date of funding of the Term Loan as follows:


5.1   ORGANIZATION AND AUTHORITY

            Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Borrower (a) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (b) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) to borrow hereunder,
(iii) to consummate the transactions  contemplated under the Loan Documents, and
(iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."


5.2   LOAN DOCUMENTS

            The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of Borrower and have been duly executed and delivered by or on behalf of Borrower;
(b) do not violate any provisions of (i) applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order of any Governmental Authority binding on Borrower or any of its properties, or (iii) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of Borrower, or any agreement between Borrower and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Borrower is a party, or by which the properties or assets of Borrower are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (d) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower, and (e) except as set forth on SCHEDULE 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3   SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

            Borrower has no Subsidiaries other than those persons listed as Subsidiaries on SCHEDULE 5.3, each of which are Guarantors of the Obligations of Borrower herein. SCHEDULE 5.3 states the authorized and outstanding capitalization of Borrower, and the number and class of equity securities of Borrower owned by each director, each beneficial owner of 5% or more of Borrower's common stock, and each owner of Borrower's preferred stock (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities of Borrower have been duly authorized and validly issued and are fully paid and nonassessable. SCHEDULE 5.3 also lists the directors of Borrower. Except as listed on SCHEDULE 5.3, Borrower does not own an interest or participate or engage in any joint venture, partnership or similar arrangements with any Person.


5.4   PROPERTIES

            Borrower (a) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (b) is in compliance in all material respects with each lease to which it is a party or otherwise bound. SCHEDULE 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, Borrower and all leases (including leases of leased real property) covering or with respect to such properties and assets. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.


5.5   OTHER AGREEMENTS

            Borrower is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect; or (c) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business.


5.6   LITIGATION

            There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against Borrower that (a) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (b) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (c) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. Borrower is not aware that there is any basis for the foregoing. Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by Borrower currently pending. Borrower has no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.


5.7   HAZARDOUS MATERIALS

            Borrower is in compliance in all material respects with all applicable Environmental Laws. Borrower has not been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.


5.8   TAX RETURNS; GOVERNMENTAL REPORTS

            Borrower (a) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower is currently contesting in good faith and that are described on
SCHEDULE 5.8.


5.9   FINANCIAL STATEMENTS AND REPORTS

            All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Agent by Borrower are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. Borrower has no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change or Material Adverse Effect or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect.


5.10  COMPLIANCE WITH LAW

            Borrower (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower's business, assets or operations, including, without limitation, ERISA, FDA and any laws or regulations pertaining to the food industry except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing , in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. Borrower has (i) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) no any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. ss. 2615.3 has not been waived.


5.11  INTELLECTUAL PROPERTY

            Except as set forth on SCHEDULE 5.11, Borrower does not own, license or utilize, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "INTELLECTUAL PROPERTY").


5.12  LICENSES AND PERMITS; LABOR

            Borrower is in compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. Borrower is not (a) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (b) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or (c) and has not been, involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect

5.13  NO DEFAULT

            There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.


5.14  DISCLOSURE

            No Loan Document nor any other agreement, document, certificate, or statement furnished to Agent by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to Borrower which has not been disclosed to Agent in writing which could reasonably be expected to have a Material Adverse Effect.


5.15  EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN CONTRACTS

            Except as contemplated by the Loan Documents or as otherwise set forth on SCHEDULE 5.15, Borrower (a) has no outstanding Indebtedness, (b) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (c) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or connection with any items listed on SCHEDULE 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.


5.16  OTHER AGREEMENTS

            Except as set forth on SCHEDULE 5.16, (a) there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of Borrower's officers, directors, employees, affiliates or beneficial owners of five percent or more of its outstanding equity securities, and (b) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrower's knowledge, any affiliate of Borrower or any Person with which Borrower has a business relationship or which competes with Borrower (except that any such Persons may own stock in (but not exceeding 2% of the outstanding capital stock of) any publicly traded company that may compete with Borrower.

5.17  INSURANCE

            Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to SECTION 6.5 hereof. All such insurance policies are listed and described on SCHEDULE 5.17.


5.18  NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

            During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on SCHEDULE 5.18A. Borrower is the sole owner of all of its names listed on SCHEDULE 5.18A, and any and all business done and invoices issued in such names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower. Borrower maintains its places of business and chief executive offices only at the locations set forth on SCHEDULE 5.18B, or as disclosed in writing to Agent in accordance with
SECTION 7.4, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidence the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States.


5.19  NON-SUBORDINATION

            The Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.


5.20  ACCOUNTS

            In determining which Accounts are Eligible Receivables, Agent may rely on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Agent, each Account of Borrower (a) is genuine and in all respects what is purports to be and is not evidenced by a judgment, (b) arises out of a completed, bona fide sale and delivery of goods or rendering of services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (c) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of services, a copy of which has been furnished or is available to Agent, (d) together with Agent's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason, (e) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, (f) to the best of Borrower's knowledge, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (ii) such Account Debtor is solvent, (g) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability thereof, (h) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and (i) Borrower has obtained and currently has all Permits necessary in the generation thereof.


5.21  SURVIVAL

            Borrower makes the representations and warranties contained herein with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the making of the Advances and the funding of the Term Loan.



VI.   AFFIRMATIVE COVENANTS
            Borrower covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:


6.1   FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

            (a)  FINANCIAL  REPORTS.  Borrower  shall  furnish to Agent and each
Lender (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, audited annual consolidated and consolidating financial statements of Borrower, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Agent and accompanied by related management letters, if available, (ii) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding fiscal quarter, and (iii) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each quarterly and annual financial statement, Borrower shall also deliver a certificate of its chief financial officer in the form of EXHIBIT B hereto (the "COMPLIANCE CERTIFICATE"), stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, (C) Borrower is in compliance with all financial covenants attached as ANNEX I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Agent.

            (b) OTHER MATERIALS. Borrower shall furnish to Agent and each Lender as soon as available, and in any event within fifteen (15) calendar days after the preparation or issuance thereof or at such other time as set forth below:
(i) copies of such financial statements (other than those required to be delivered pursuant to SECTION 6.1(A)) prepared by, for or on behalf of Borrower and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders at any time, (iii) within fifteen (15) calendar days after the end of each calendar month for such month, (A) a sales report, collections report, credit memo report, accounts receivable detailed aging, accounts payable detailed aging, summary report of monthly sales by SKU (in cases and dollars), and a reconciliation of the accounts receivable and accounts payable to the general ledger and financial statements, (B) an inventory report by warehouse and in-transit inventory, inventory report by product item, a list of finished goods expiring in the next six months, a turnover usage report for each inventory item and a reconciliation of the inventory report to the general ledger and financial statements, (C) an open deductions report and (D) a projected sales forecast for the next three (3) months pertaining to Kirkland product with Costco, (iv) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its affiliates and copies of each management control letter provided by such independent accountants, and (v) such additional information, documents, statements, reports and other materials as Agent may reasonably request from a credit or security perspective or otherwise from time to time.

            (c) NOTICES.  Borrower shall  promptly,  and in any event within two
(2) calendar days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Agent in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $50,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $50,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Agent a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability, (viii) receipt of any notice by Borrower regarding termination of any lease, and/or (ix) if any Account becomes evidenced or secured by an instrument or chattel paper.

            (d) CONSENTS AND LANDLORD WAIVERS. Borrower shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are satisfactory to Agent with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower, or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases; PROVIDED, HOWEVER, Borrower shall only be required to obtain Landlord Waivers and Consents for any leased facility containing Collateral with a value in excess of $15,000; FURTHER PROVIDED, HOWEVER, that the aggregate total amount of all Collateral at locations not covered by Landlord Waivers and Consents shall not exceed $100,000 at any time.

            (e) OPERATING BUDGET. Borrower shall furnish to Agent and each Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than thirty (30) calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), and annual projections for the next three (3) years, in each case prepared in accordance with GAAP consistently applied with prior periods.

            (f) SEC AND GOVERNMENTAL AUTHORITY FILINGS. Borrower shall furnish to Agent and each Lender, concurrently with the sending or filing thereof, a copy of any proxy statement, financial statements or reports which Borrower has made available to its shareholders and a copy of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

            (g) RECIPES AND PROCEDURES. Promptly upon Borrower's use thereof, Borrower shall furnish to Agent a copy of each recipe and procedures for making each product of Borrower, which shall be held by Agent in a safe deposit box until such time as an Event of Default exists. Prior to an Event of Default, Agent will not disclose or distribute the recipes or procedures to any Person, UNLESS in connection with pursuing and enforcing Agent's and Lender's remedies under the Loan Documents. Notwithstanding anything contained in this Agreement to the contrary, CapitalSource and its affiliates, as Agent and/or Lender, may disclose to their lenders such recipes and procedures, provided such lenders agree with CapitalSource (orally or in writing) to be subject to the restrictions set forth in this SECTION 6.1(G).

            (h) DEPOSIT ACCOUNTS, OTHER ACCOUNTS AND INVESTMENT PROPERTY. Borrower shall (i) promptly, and in any event within five (5) calendar days after Borrower (A) establishes any Deposit Account, securities account, money market account or any similar account, or (B) becomes the owner of any investment property, notify Agent of such, and thereafter (ii) deliver to Agent, within fifteen (15) Business Days, documentation to perfect Agent's Lien thereon, in form and substance reasonably acceptable to Agent


6.2   PAYMENT OF OBLIGATIONS

            Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations relating to the Term Loan.


6.3   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

            Borrower shall (a) conduct its business in accordance with good business practices customary to the industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, (f) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; and
(g) remain in good standing.


6.4   COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

            Borrower shall (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, (d) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, and (e) maintain all Intellectual Property (as defined in the Security Agreement) in accordance with the Intellectual Property Security Agreement.


6.5   INSURANCE

            Borrower shall (a) keep the Life Insurance Policy fully paid and in full force and effect, (b) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law and any agreement to which Borrower is a party, including, without limitation, liability and errors and omissions insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (c) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (i) be satisfactory in form and substance to Agent, (ii) name Agent, for the benefit of itself and Lenders, as loss payee and additional insured thereunder (except that Agent shall be named as sole beneficiary of the Life Insurance Policy), and (iii) expressly provide that they cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Agent and that they inure to the benefit of Agent, for the benefit of itself and Lenders, notwithstanding any action or omission or negligence of or by Borrower, or any insured thereunder.


6.6   TRUE BOOKS

            Borrower shall (a) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.


6.7   INSPECTION; PERIODIC AUDITS

            Borrower shall permit the representatives of Agent and Lenders, at the expense (which in the case of third-party expenses, shall be reasonable) of Borrower, from time to time during normal business hours upon reasonable notice, to (a) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).


6.8   FURTHER ASSURANCES; POST CLOSING

            At Borrower's cost and expense, Borrower shall (a) within five (5) Business Days after Agent's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on SCHEDULE 6.8, and (c) upon the exercise by Agent, any Lender or any of their affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent, any Lender or any of their affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or such affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.


6.9   PAYMENT OF INDEBTEDNESS

            Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Agent may deem proper and necessary in its Permitted Discretion shall have been made.


6.10  LIEN SEARCHES

            If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.


6.11  USE OF PROCEEDS

            Borrower shall use the proceeds from the Revolving Facility and the Term Loan only for the purposes set forth in the recitals to this Agreement.


6.12  COLLATERAL DOCUMENTS

            On demand of Agent or any Lender, Borrower shall make available to Agent or such Lender copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Accounts of Borrower.


6.13  TAXES AND OTHER CHARGES

            All payments and reimbursements to Agent, for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on each Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for the benefit of Lenders, then the sum payable to Agent, for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for the benefit of Lenders, of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of each Lender), or (ii) imposes on Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lenders of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent, for the benefit of Lenders, any additional amounts necessary to compensate each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this SECTION 6.13 it shall promptly notify Borrower of the event by reason of which such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this
SECTION 6.13 submitted by such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person acceptable to Agent in its Permitted Discretion to process, manage and pay its payroll taxes and shall cause to be delivered to Agent and each Lender within ten (10) calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.


VII. NEGATIVE COVENANTS
            Borrower covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

7.1   FINANCIAL COVENANTS

            Borrower shall not violate the financial covenants set forth on ANNEX I to this Agreement, which annex is incorporated herein and made a part hereof.

7.2   INDEBTEDNESS

            Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"): (a) Indebtedness under the Loan Documents, (b) any Indebtedness set forth on
SCHEDULE 7.2; (c) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by SECTION 7.3(E); PROVIDED, that the aggregate amount thereof outstanding at any time shall not exceed $100,000, (d) accounts payable to trade creditors and current accrued operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; and (e) borrowings incurred in the ordinary course of business and not exceeding $50,000 individually or in the aggregate outstanding at any one time; provided, HOWEVER, that the Indebtedness described in (e) above shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies and in form and substance satisfactory to Agent. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Agent, for the benefit of Lenders, or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower, Agent and Lenders.


7.3   LIENS

            Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion,
(c) (i) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Agent) and of carriers, warehousemen, mechanics, materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion, (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, (e) purchase money Liens securing Indebtedness permitted under SECTION 7.2(C), (f) Liens necessary and desirable for the operation of such Person's business; PROVIDED, that Agent has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Agent and each Lender, all in form and substance satisfactory to Agent in its sole discretion; (g) Liens shown on the title policy or survey covering the Leasehold Property and approved by Agent in its sole discretion; and (h) Liens disclosed on SCHEDULE 7.3.


7.4   INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

            Borrower, directly or indirectly, shall not (a) merge with, purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness set forth on SCHEDULE 7.2 and other than (i) trade credit extended in the ordinary course of business, (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business). Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any property or assets or any Collateral that is not located at the locations set forth on SCHEDULE 5.18B, unless Borrower shall provide to Agent at least thirty (30) calendar days' prior written notice. Borrower shall have no Subsidiaries.


7.5   DIVIDENDS; REDEMPTIONS; PREFERRED STOCK

            Borrower shall not (a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (PROVIDED, HOWEVER, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (c) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, (d) make any payment of any management, service or related or similar fee to any affiliate of Borrower, or (e) issue any Series A and B Preferred Stock.


7.6   TRANSACTIONS WITH AFFILIATES

            Borrower shall not enter into or consummate any transaction of any kind with any of its affiliates or any Guarantor or any of their respective affiliates other than: (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business; PROVIDED, that no payments of any bonus or otherwise (except normal salaries consistent with past practices) shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (b) distributions and dividends permitted pursuant to SECTION 7.5, (c) transactions on overall terms at least as favorable to Borrower as would be the case in an arm's length transaction between unrelated parties of equal bargaining power, (d) transactions with Agent or any affiliate of Agent, (e) payments under the Note Purchase Agreement as permitted by SECTION 7.11, or (f) payments permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its affiliates that both (i) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (ii) are subject to such terms and conditions as determined by Agent in its Permitted Discretion; PROVIDED, that notwithstanding the foregoing Borrower shall not (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such affiliate, (B) make any payment to any of its affiliates in excess of $100,000 without the prior written consent of Agent, or
(C) make any payment to an affiliate if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, provided that payments under the Note Purchase Agreement may be made subject to the terms of the Note Purchase Agreement and SECTION 7.11.


7.7   CHARTER  DOCUMENTS;  FISCAL YEAR;  DISSOLUTION;  USE OF  PROCEEDS;  LIFE
INSURANCE

            Borrower shall not (a) change its state of  organization,  or amend, modify, restate or change its certificate of incorporation or bylaws or similar charter documents in a manner that would be adverse to Agent or any Lender, (b) change its fiscal year, (c) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Agent, which consent shall not be unreasonably withheld, (d) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, (e) use any proceeds of any Loans for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System, or (f) amend, modify, restate or change the Life Insurance Policy in any material respect (including, without limitation, with respect to amounts of coverage, beneficiaries and/or loss payees and additional insureds).


7.8   TRANSFER OF ASSETS

            Borrower shall not sell, lease, transfer, assign or otherwise dispose of any interest in any properties or assets, or agree to do any of the foregoing, without Agent's prior written approval exercised in its Permitted Discretion, except that:

            (a) Borrower may lease (other than by a sale-leaseback transaction) as lessee real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), PROVIDED that a Landlord Waiver and Consent and such other consents as are required by Agent are signed and delivered to Agent and Lenders with respect to any lease of real property;

            (b) Borrower may sell obsolete or replaced equipment or excess equipment no longer needed in the ordinary course of business;

            (c) Borrower may sell Inventory in the ordinary course of business; and

            (d) Borrower may sell any other assets, the fair market value of which shall not exceed $100,000 in the aggregate.

7.9   CONTINGENT OBLIGATIONS

            Borrower shall not enter into any Contingent Obligations or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.

7.10  TRUTH OF STATEMENTS

            Borrower shall not furnish to Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.11  PAYMENT ON SUBORDINATED DEBT.

            Borrower shall not (a) make any prepayment of any part or all of the Subordinated Debt, (b) repurchase, redeem or retire any instrument evidencing the Subordinated Debt prior to maturity, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to the Subordinated Debt; PROVIDED, HOWEVER, that Borrower may make scheduled and accrued interest payments on the Subordinated Debt and Excess Cash Flow payments, each in accordance with and subject to the provisions of the Note Purchase Agreement.


VIII. EVENTS OF DEFAULT
            The occurrence of any one or more of the following shall constitute an "Event of Default:"

            (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due in respect of principal, Excess Cash Flow or other payments required by SECTION 2.11, or within three (3) Business Days of when due in respect of any Obligation other than the foregoing (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

            (b) any representation, statement or warranty made or deemed made by Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

            (c) Borrower or any Guarantor or other party thereto, other than Agent or any Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; PROVIDED that, with respect to the affirmative covenants set forth in
ARTICLE VI (other than SECTIONS 6.1(A), 6.1(B), 6.8(b), 6.9 and 6.11 for which there shall be no cure period, SECTION 6.2 for which there shall be a cure period to the extent indicated in subsection (a) above, and SECTION 6.3 for which there shall be a five-day cure period), there shall be a thirty (30) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware of such failure, violation, breach or default;

            (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Agent, for the benefit of itself and Lenders, ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Agent, for the benefit of itself and Lenders, pursuant to the Security Documents;

            (e) one or more judgments or decrees is rendered against Borrower or Guarantor in an amount in excess of $50,000, which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

            (f) (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of Borrower or Guarantor in excess of $50,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which Borrower or Guarantor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, including but not limited to the Note Purchase Agreement and related documents, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between Borrower or Guarantor and Agent or any Lender or affiliate of Agent or any Lender (other than the Loan Documents), or (ii) any Indebtedness of Borrower or Guarantor is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

            (g) Borrower or Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

            (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of Borrower or Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty
(60) calendar days, or (ii) there is commenced against Borrower or Guarantor any

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

proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower or Guarantor takes any action to indicate its approval of or consent to;

            (i) (i) any Change of Control occurs, (ii) any Material Adverse Effect or Material Adverse Change occurs, or is reasonably expected to occur, or
(iii) Borrower or Guarantor ceases any material portion of its business operations as currently conducted;

            (j) Agent or any Lender receives any indication or evidence that Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Agent's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Agent;

            (k) an event of default occurs under any other Loan Document and remains unremedied for any applicable cure period;

            (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $50,000 in the aggregate;

            (m) Borrower or Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

            (n) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against Borrower or Guarantor or any of their property or assets; or

            (o) Borrower or Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this ARTICLE VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein) (PROVIDED, HOWEVER, no Event of Default shall exist by virtue of this subsection (o) if Borrower enters into or becomes a party to any agreement or commitment to enter into a Company Sale, PROVIDED, that in the case of such an event, an Event of Default shall exist upon the consummation of such Company Sale);

then, and in any such event, notwithstanding any other provision of any Loan Document, (I) Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate Lenders' obligations to make Loans hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under SECTION 8(D), (G), (H) or (I)(III), in which event all of the foregoing shall automatically and without further act by Agent or any Lender be due and payable; PROVIDED, that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of SECTION 8(D), there shall be a five (5) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at


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

which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (II) effective immediately, without any action of Agent or Lenders, no action permitted to be taken under ARTICLE VII hereof may be taken.



IX.   RIGHTS AND REMEDIES AFTER DEFAULT

9.1   RIGHTS AND REMEDIES

            (a) In addition to the acceleration provisions set forth in ARTICLE VIII above, upon the occurrence and continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of Borrower held by Agent, for the benefit of Lenders, or Lenders to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as Borrower might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent, (viii) reduce or otherwise change the Facility Cap and/or the Maximum Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

            (b) Borrower agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrower which right is hereby waived and released.

Borrower covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral. Agent, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.


9.2   APPLICATION OF PROCEEDS

            In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) FIRST, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith);
(ii) SECOND, to the payment of all Obligations as provided herein; (iii) THIRD, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, PROVIDED, that, if requested by Agent, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Agent and Lenders need not address their claims; and (iv) FOURTH, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, PROVIDED that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.


9.3   RIGHTS OF AGENT TO APPOINT RECEIVER

            Without limiting and in addition to any other rights, options and remedies Agent has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders' rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.


9.4   RIGHTS AND REMEDIES NOT EXCLUSIVE

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


            Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish or subordinate, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.


X.    WAIVERS AND JUDICIAL PROCEEDINGS

10.1  WAIVERS

            Except as expressly provided for herein, Borrower hereby waives demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral.


10.2  DELAY; NO WAIVER OF DEFAULTS

            No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of Borrower or Guarantor or operate as a waiver of such provision or affect the liability of Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances or funding the Term Loan, neither Agent nor any Lender waives any breach of any representation or warranty of under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.


10.3  JURY WAIVER

            EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND

CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4  COOPERATION IN DISCOVERY AND LITIGATION

            In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrower waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (a) any of its directors, officers, employees or agents being deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (b) Agent's or any Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or
(c) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.


10.5  AMENDMENT AND WAIVERS

            (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Requisite Lenders and Agent; PROVIDED, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
(iii) extend the scheduled due date, reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent); (vi) amend, modify or waive this
SECTION 10.5 or the definitions of the terms used in this SECTION 10.5 insofar as the definitions affect the substance of this SECTION 10.5 (which action shall be deemed to directly affect all Lenders); (vii) consent to the assignment or other transfer by Borrower or any other party (other than any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; and, PROVIDED, FURTHER, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

            (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

            (c) Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 10.5 shall be binding upon each Lender and Borrower.


XI.   EFFECTIVE DATE AND TERMINATION

11.1  EFFECTIVENESS AND TERMINATION

            Subject to each Lender's right to terminate and cease making Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this SECTION 11.1. Borrower may terminate this Agreement at any time upon not less than thirty (30) calendar days' prior written notice to Agent and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 30th calendar day after Receipt by Agent of such written notice; PROVIDED, HOWEVER, that, notwithstanding any other provision of any Loan Document, Borrower shall have no right to terminate this Agreement until after July 10, 2003, except upon a Company Sale. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION Date"); PROVIDED, that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the thirty (30) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's or Agent's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.


11.2  SURVIVAL

            All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of SECTIONS 3.5, 3.6, 6.13, 10.1, 10.3, 11.1, 11.2, 12.4 and 12.7 and ARTICLE
XI-A shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations; provided, however, the provisions of SECTION 12.4 shall only survive for a period of one year following such termination and indefeasible payment in full in cash of the Obligations.

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

XI-A. AGENCY PROVISIONS

11-A.1      AGENT

            (a) APPOINTMENT. Each Lender hereby designates and appoints CapitalSource as the administrative agent and the collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent and the collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this ARTICLE 11-A. The provisions of this
ARTICLE 11-A are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third-party beneficiary of any of the provisions hereof, except as expressly set forth in this ARTICLE 11-A. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            (b) NATURE OF DUTIES. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or Borrower. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by the Agent hereunder or given to the Agent for the account of or with copies for Lenders, each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

            (c) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from


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

other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees or agents to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

            (d) RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

            (e) INDEMNIFICATION. Each Lender, severally and not jointly, agrees to reimburse and indemnify Agent and its officers, directors, managers, members, equity owners, employees and agents (to the extent not reimbursed by Borrower or the Guarantors), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; PROVIDED,

HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this ARTICLE II-A shall survive the payment in full of the Obligations and the termination of this Agreement.

            (f) CAPITALSOURCE INDIVIDUALLY. With respect to the Loans made by it, and the Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any subsidiary of Borrower as if it were not acting as Agent pursuant hereto.

            (g)   SUCCESSOR AGENT.

                  (i) RESIGNATION. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

                  (ii) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to CLAUSE (G)(I) above, Requisite Lenders shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                  (iii) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this ARTICLE 11-A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            (h) COLLATERAL MATTERS.

                  (i) COLLATERAL. Each Lender agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and the Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any of its Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (ii) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent for the benefit of Lenders upon any property covered by this Agreement or the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations; (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended.

                  (iii) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in SECTION 11-A.1(h)(i) AND (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under SECTION 11-A.1(h)(ii). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan
Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any subsidiary of Borrower, in respect of), all interests retained by Borrower or any subsidiary of Borrower, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (iv) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this SECTION 11-A.1(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; PROVIDED, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

            (i) AGENCY FOR PERFECTION. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with ARTICLE 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            (j) EXERCISE OF REMEDIES. Except as set forth in SECTION 11-A.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.


11-A.2      CONSENTS

            (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within five (5) business days would be deemed to be a consent by such Lender.

            (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof PLUS accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Agent elects to require any Lender to assign its interest to Agent pursuant to this SECTION 11-A.2, Agent will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Agent no later than five (5) days following receipt of such notice.


11-A.3      SET OFF AND SHARING OF PAYMENTS

            In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written notice to Agent; PROVIDED, HOWEVER, that the failure to give notice to Borrower or to any other Person shall not affect the validity of such set-off and application. Any Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of Term Loans shall sell) participations in each such other Lender's or holder's Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Any Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all the Lenders on account of such Obligations shall, to the extent the amount of any such set off or payment exceeds it Pro Rata Share of payments obtained by all the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of Revolving Loans shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Share; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

11-A.4      DISBURSEMENT OF FUNDS

            Agent may, on behalf of Lenders, disburse funds to Borrower for Advances requested. Each Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Advance before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (Eastern Time). If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this SECTION 11-A.4 shall be without premium or penalty. Nothing in this SECTION 11-A.4 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of SECTION 11-A.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.


11-A.5      SETTLEMENTS; PAYMENTS AND INFORMATION

            (a) ADVANCES AND PAYMENTS; TERM LOAN PAYMENTS; INTEREST AND FEE PAYMENTS.

                  (i) The amount outstanding pursuant to Advances may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in SECTION 11-A.4, Advances and repayments may be settled according to the procedures described in SECTIONS 11-A.5(A)(II) and 11-A.5(A)(III) of this Agreement. Payments of principal, interest and fees in respect of the Loans will be settled, in accordance with each Lender's Pro Rata Share on the first Business Day after such payments are received. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                  (ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by 1 p.m. (Eastern Time) by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the outstanding Advances. In the event payments are necessary to adjust the amount of such Lender's share of the Advances to such Lender's Pro Rata Share of the Advances, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (Eastern Time) on the Business Day following the Settlement Date.

                  (iii)  On the  first  Business  Day of each  month  ("INTEREST
SETTLEMENT DATE"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the proceeding month in respect of the Advances. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on SCHEDULE 1 of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. (Eastern Time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

            (b) AVAILABILITY OF LENDERS' PRO RATA SHARE.

                  (i) Unless Agent has been notified by a Lender prior to any proposed funding date of such Lender's intention not to fund its Pro Rata Share of the Advance amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim, or deduction of any kind.

                  (ii) Nothing contained in this SECTION 11-A.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

            (c) RETURN OF PAYMENTS.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.


11-A.6      DISSEMINATION OF INFORMATION

            The Agent will distribute promptly to each Lender copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, financial and reporting information received from

Borrower or its Subsidiaries or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by the Agent. The Agent shall promptly give notice to Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender. Agent shall request information from Borrower or its Subsidiaries as Lenders may request from time to time. Agent shall not be liable to Lenders for any failure to comply with its obligations under this SECTION 11-A.6, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.


XII.  MISCELLANEOUS

12.1  GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

            The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to SECTION 12.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.


12.2  SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS

            (a) Each  Lender  may at any time  assign  all or a  portion  of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "TRANSFEREE"); PROVIDED, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, substantially in the form of EXHIBIT C; PROVIDED FURTHER, that any such assignment shall be in a Commitment amount of at least $1,000,000 (or such lesser amount if such amount is a complete assignment of all of such Lender's Commitment). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition

Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as it would if it were a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender
Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of SECTION 12.7). Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

            (b) Each Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "PARTICIPANT"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents.

            (c) The Agent, on behalf of the Borrower, shall maintain at its address referred to in SECTION 12.5 a copy of each Lender Addition Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Notwithstanding anything in this Agreement to the contrary, no assignment under SUBSECTION 12.2(A) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Agent shall have recorded the assignment pursuant to SUBSECTION 12.2(C). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, the Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon the request of the Agent by the assigning Lender or the Transferee, as applicable, execute and deliver to the Agent new Notes to reflect the interest held by the assigning Lender and its Transferee.

            (e) Except as otherwise provided in this SECTION 12.2 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

            (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it.

            (g) Borrower agrees to use commercially reasonable efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

            (h) Notwithstanding anything in this Agreement to the contrary, (i) CapitalSource and its affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its affiliates or lenders, (ii) no lender to or funding source of CapitalSource or its affiliates shall be considered a Transferee and (iii) there shall be no limitation or restriction on CapitalSource's ability to assign or otherwise transfer any Loan Document to any such affiliate or lender; PROVIDED, HOWEVER, CapitalSource shall continue to be liable as a "Lender" under the Loan Documents unless such affiliate or lender executes a Lender Addition Agreement and thereby becomes a "Lender."


12.3  APPLICATION OF PAYMENTS

            To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its Permitted Discretion.


12.4  INDEMNITY

            Borrower jointly and severally shall indemnify Agent and each Lender, their affiliates and their respective managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED

PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this SECTION 12.4, and Agent may elect (but is not obligated) to direct the defense thereof; PROVIDED, that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrower's insurer to deny coverage; PROVIDED, HOWEVER, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Borrower has paid to Agent or any Lender pursuant to the indemnity set forth in this SECTION 12.4, then Agent and/or Lender shall promptly pay to Borrower the amount of such recovery.


12.5  NOTICE

            Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this
SECTION 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.


12.6  SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

            If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.


12.7  EXPENSES

            Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument,
(ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations or the taking or refraining from taking by Agent or Lender of any action requested by Borrower, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Agent's, for the benefit of itself and Lenders, Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and Lenders' transactions with Borrower, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their affiliates pursuant to the Loan Documents, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Agent, any Lender or any of their affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.


12.8  ENTIRE AGREEMENT

            This  Agreement and the other Loan  Documents to which Borrower is a party constitute the entire agreement between Borrower, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower, Agent and such Lenders. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Borrower, Agent and Lenders (or Requisite Lenders, as appropriate). Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.


12.9  AGENT APPROVALS

            Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion.


12.10 CONFIDENTIALITY AND PUBLICITY

            Borrower agrees, and agrees to cause each of its affiliates,  not to transmit or disclose any provision of any Loan Document to any Person other than to Borrower's advisors and officers on a need-to-know basis or as required by applicable law, without Agent's prior written consent. With respect to the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof), which constitutes or contains non-public business, financial or other information ("NON-PUBLIC INFORMATION") of Agent and/or Lenders, Borrower covenants for itself and its directors and officers that it will use due care to prevent its officers, directors, employees, members, managers, stockholders, controlling persons, affiliates, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) from (a) disclosing any Non-Public Information to Persons other than to its and their officers, directors, employees, members, managers, stockholders, controlling persons, affiliates, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), or (b) using Non-Public Information in any manner that would constitute a violation of federal or state securities laws; PROVIDED, HOWEVER, that Borrower may disclose or deliver any Non-Public Information should Borrower be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. Agent and each Lender reserve the right to review and approve all materials that Borrower or any of its affiliates prepares that contain Agent's or such Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its affiliates to, use either Agent's or any Lender's name (or the name of any of Agent's or any Lender's affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its affiliates to contract on behalf of Agent or any Lender. With respect to Non-Public Information of Borrower, Agent and Lenders covenant for themselves and their directors and officers that they will use due care to prevent their officers, directors, employees, members, managers, stockholders, controlling persons, affiliates, agents, lenders, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), and any potential Lender or participant of the Loans from (x) disclosing any Non-Public Information to Persons other than to its and their officers, directors, employees, members, managers, stockholders, controlling persons, affiliates, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), or (y) using Non-Public Information in any manner that would constitute a violation of federal or state securities laws; PROVIDED, however, that Agent and Lenders may disclose or deliver any Non-Public Information should the Agent and Lenders be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this subparagraph, "due care" means at least the same level of care that Agent and Lenders would use to protect the confidentiality of their own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Credit and Term Loan Agreement as of the date first written above.

                                 BORROWER:

                                 GARDENBURGER, INC.



                                 By: /s/ Lorraine Crawford
                                    ------------------------------------
                                 Name: Lorraine Crawford
                                      ----------------------------------
                                 Title: Vice President of Finance
                                       ---------------------------------

                                 1411 S.W. Morrison Street, Suite 400
                                 Portland, OR  97205
                                 Attention:  President
                                 Telephone:  (503) 205-1500
                                 FAX:  (503) 205-1650
                                 E-MAIL:  swallace@gardenburger.com

                                    AGENT AND LENDER:

                                    CAPITALSOURCE FINANCE LLC



                                    By: /s/ Steven A. Museles
                                       ---------------------------------
                                    Name: Steven A. Museles
                                         -------------------------------
                                    Title: Senior Vice President
                                          ------------------------------

                                    CapitalSource Finance LLC
                                    4445 Willard Avenue, 12th Floor
                                    Chevy Chase, MD  20815
                                    Attention:  Corporate Finance Group,
                                                Portfolio Manager
                                    Telephone:  (301) 841-2700
                                    FAX:  (301) 841-2360
                                    E-MAIL:  rdailey@capitalsource.com

                                    EXHIBITS



A           Borrowing Certificate
B           Compliance Certificate
C           Lender Addition Agreement


                                    SCHEDULES



1           Lenders/Commitments
2.4         Borrower's Accounts
5.2         Consents, Approvals and Authorizations Required
5.3         Subsidiaries; Authorized and Issued Capital Stock;
            Capitalization; Directors, Members, Managers and/or Partners;
            Joint Venture and Partnership Arrangements
5.4         Real Properties
5.8         Taxes Contested in Good Faith
5.11        Intellectual Property
5.15        Indebtedness; Material Obligations
5.16        Other Agreements
5.17        Insurance Policies
5.18A       Corporate Names
5.18B       Place of Business/Chief Executive Officer
6.8         Post Closing Obligations
7.2         Permitted Indebtedness
7.3         Permitted Liens
A-1         Approved Adjustments for Adjusted EBITDA Calculation


All Exhibits and Schedules to the Revolving Credit and Term Loan Agreement have been omitted from this filing. Gardenburger, Inc. hereby agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

                                     ANNEX I

                               FINANCIAL COVENANTS


1)    LEVERAGE RATIO

            The Leverage Ratio shall not exceed (i) 2.75:1.00, upon the making of the Initial Advance and the Term Loan and for each Quarterly Test Period through the fiscal quarter ending June 30, 2002, and (ii) 2.50:1.00, for each Quarterly Test Period after June 30, 2002.


2)    MINIMUM ADJUSTED EBITDA

            Adjusted EBITDA for each Quarterly Test Period, shall not be less than (i) $5,000,000 for each Quarterly Test Period ending on or before June 30, 2002, and (ii) $6,000,000 for each Quarterly Test Period after June 30, 2002.

3)    FIXED CHARGE COVERAGE RATIO

            The Fixed Charge Coverage Ratio for each Quarterly Test Period shall not be less than 1.25:1.00.

4)    CAPITAL EXPENDITURES

            For any Quarterly Test Period, Borrower shall not permit its Capital Expenditures in the aggregate to exceed (i) $1,750,000 for each Quarterly Test Period ending on or before September 30, 2002, and $1,100,000 for each Quarterly Test Period after September 30, 2002.

      For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

            "ADJUSTED EBITDA" shall mean EBITDA plus the amounts listed on the attached Schedule A-1 for the applicable Quarterly Test Period.

            "CAPITAL EXPENDITURES" shall mean, for any Quarterly Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Quarterly Test Period that are or should be treated as capital expenditures under GAAP.

            "EBITDA" shall mean, for any Quarterly Test Period, the sum, without duplication, of the following for Borrower, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, PLUS, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) non-cash dividends on preferred stock, and (f) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, all of the foregoing determined in accordance with GAAP, LESS (f) all non-cash income.

            "FIXED CHARGE COVERAGE RATIO" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (a) Adjusted EBITDA for the Quarterly Test Period most recently ended before such date, to (b) Fixed Charges for the Quarterly Test Period most recently ended before such date, in each case taken as one accounting period.

            "FIXED CHARGES" shall mean, on any calculation date, for any Quarterly Test Period, the sum of the following for Borrower, individually and collectively, on a consolidated and consolidating basis: (a) Total Debt Service for such period, (b) Capital Expenditures during such period, (c) income taxes paid in cash or accrued during such period, and (d) dividends paid or declared during such period.

            "INTEREST EXPENSE" shall mean, for any Quarterly Test Period, total interest expense (including attributable to Capital Leases in accordance with
GAAP) of Borrower individually and collectively, on a consolidated and consolidating basis with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

            "INTEREST RATE AGREEMENT" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

            "LEVERAGE RATIO" shall mean, at any date of determination, for Borrower, the ratio of (i) the aggregate unpaid principal amount of all Loans on such date, PLUS the aggregate liability of Borrower pursuant to any letter of credit or surety bond to (ii) Adjusted EBITDA.

            "NET INCOME" shall mean, for any Quarterly Test Period, the net income (or loss) of Borrower individually and collectively on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

            "QUARTERLY TEST PERIOD" shall mean the twelve month period ending on the last day of each March, June, September and December of each year.

            "TOTAL DEBT SERVICE" shall mean for any period, for Borrower individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, (ii) any other fees due or payable in connection with any Indebtedness, and (iii) Interest Expense, in each case for such period.

                                   APPENDIX A

                                   DEFINITIONS

            "ACCOUNT DEBTOR" shall mean any Person who is obligated under an Account.

            "ACCOUNTS" shall mean all "accounts" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "ADVANCES" shall mean a borrowing under the Revolving Facility. Any amounts paid by Agent or any Lender on behalf of Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

            "APPLICABLE ECF PERCENTAGE" shall mean the applicable percentage indicated below based on the applicable fiscal year end and the amount of Excess Cash Flow for such period:


           FISCAL YEAR END   EXCESS CASH FLOW   APPLICABLE ECF PERCENTAGE

         September 30, 2002  $0 < $2,000,000    12.5%
                                -
                                > $2,000,000    25.0% of  Excess  Cash  Flow
                                                over  $2,000,000  and  12.5%
                                                of  Excess  Cash  Flow up to
                                                $2,000,000
         September 30, 2003  $0 < $6,000,000    12.5%
                                -
                                > $6,000,000    25.0% of  Excess  Cash  Flow
                                                over  $6,000,000  and  12.5%
                                                of  Excess  Cash  Flow up to
                                                $6,000,000
         September 30, 2004  $0 < $8,000,000    12.5%
         and each year          -
         thereafter             > $8,000,000    25.0% of  Excess  Cash  Flow
                                                over  $8,000,000  and  12.5%
                                                of  Excess  Cash  Flow up to
                                                $8,000,000


            "APPLICABLE RATE" shall mean the interest rates applicable from time to time to Loans under the Agreement.

            "BORROWING BASE" shall mean, as of any date of determination, the net collectible value of (a) Eligible Receivables and (b) Eligible Inventory Costs, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with the Agreement; PROVIDED, HOWEVER, that if as of such date the most recent Borrowing Certificate is of a date more than four (4) Business Days before or after such date, the Borrowing Base shall be determined by Agent in its Permitted Discretion.

            "BORROWING   CERTIFICATE"   shall  mean  a   Borrowing   Certificate
substantially in the form of EXHIBIT A.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed.

            "CAPITAL LEASE" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

            "CHANGE OF CONTROL" shall mean, with respect to Borrower or Guarantor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which any Person or group of affiliated Persons or Persons acting together, own more than 45% of the combined voting power of Borrower's then outstanding securities, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of more than $50,000 of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof, (iv) Rosewood Capital III, L.P. and Farallon Capital Partners, L.P. or their affiliates, acting together, cease to have the voting power to elect 2 directors to the Board of Directors of Borrower, (v) Scott C. Wallace ceases to be employed as Chief Executive Officer of Borrower or otherwise becomes disabled and is not replaced within thirty (30) days by an interim Chief Executive Officer, and within one hundred twenty (120) days by a permanent Chief Executive Officer, each to Agent's satisfaction, or any such replacement Chief Executive Officer ceases such employment or otherwise becomes disabled unless replaced in the same time periods and to Agent's satisfaction, or (vi) a Company Sale.

            "CHARTER AND GOOD STANDING DOCUMENTS" shall mean, for Borrower (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date not more than three (3) Business Days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower, (ii) a copy of the bylaws or similar organizational documents of certified as of a date not more than three (3) Business Days before the Closing Date by the corporate secretary or assistant secretary of Borrower, (iii) an original certificate of good standing as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower and of every other jurisdiction in which Borrower has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan

Documents to which Borrower is a party, certified by an authorized officer of such Person as of the Closing Date.

            "CLOSING" shall mean the satisfaction, or written waiver by Agent and Lenders, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

            "CLOSING DATE" shall mean the date the Closing occurs.

            "COLLATERAL" shall mean, collectively and each individually, all collateral and/or security granted to Agent, for the benefit of itself and Lenders, by Borrower and/or Guarantors pursuant to the Loan Documents.

            "COMMITMENT" or "COMMITMENTS" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Advances and the Term Loan, as set forth on SCHEDULE 1 or in the most recent Lender Addition Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances and the Term Loan.

            "COMPANY SALE" shall mean a sale of substantially all of the assets or common stock of Borrower through a merger or otherwise to a Person which is not an equity holder, director or member of the management of Borrower as of the Closing Date.

            "CONTINGENT   OBLIGATIONS"   shall  mean,  as  to  any  Person,  any
obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

            "DEBTOR RELIEF LAW" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

            "DEFAULT" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

            "DEPOSIT ACCOUNT" shall mean, collectively, any Lockbox Account, Blocked Account and all bank or other depository accounts of Borrower.

            "DISTRIBUTION"   shall  mean  any  fee,  payment,   bonus  or  other
remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

            "ELIGIBLE INVENTORY COSTS" shall mean the value of Borrower's saleable Inventory, after taking into account all discounts, which Inventory is maintained in the ordinary course of the Borrower's business which Agent, in its Permitted Discretion, deems Eligible Inventory Costs unless:

            (a) such Inventory is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders;

            (b) any consent, license, approval or authorization required to be obtained by Borrower in connection with the granting of the security interest under the Security Documents or in connection with manufacture or sale of such Inventory has not been or was not duly obtained and is not in full force and effect;

            (c) any covenant, representation or warranty contained in this Agreement or in any other Loan Document with respect to such Inventory has been breached and remains uncured;

            (d) such Inventory is not owned by Borrower;

            (e) such Inventory does not comply, or was not manufactured in compliance, in all material respects with all applicable requirements of all statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, of any Governmental Authority, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments;

            (f) such Inventory does not, or at the time of its purchase from the vendor did not, constitute "inventory" under Article 9 of the UCC as then in effect in the jurisdiction whose law governs perfection of the security interest;

            (g) the Person for whose account such Inventory is being or was produced has commenced a voluntary case under any federal bankruptcy or state or federal insolvency laws or has made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in respect of such Person in an involuntary case under any federal bankruptcy or state or federal insolvency laws, or if any other petition or application for relief under any federal bankruptcy or state or federal insolvency laws has been filed against such Person, or if such Person has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

            (h) the transfer of such Inventory to Borrower by vendor, supplier or other Person did not constitute a valid sale and transfer to Borrower of all right, title and interest of such Person in the Inventory enforceable against all creditors of and purchasers from the vendor;

            (i) (A) Borrower is not the sole owner of all right, title and interest in and to such Inventory, (B) Borrower does not have a valid ownership interest therein free and clear of all Liens other than Liens granted under the Loan Documents, or (C) any offsets, defenses or counterclaims have been asserted or threatened in writing against such Inventory;

            (j) such Inventory is not in good working order or is damaged;

            (k) such Inventory is not located at a location which is covered by a Landlord Waiver and Consent;

            (l) such Inventory consists only of packing materials, supplies, parts or other components or returned or discontinued product;

            (m) such Inventory is subject to a bona fide dispute or is or has been classified as counterfeit or fraudulent;

            (n) such Inventory has been sold, assigned, or otherwise encumbered by Borrower or Guarantor except pursuant to the Loan Documents;

            (o) such finished goods Inventory is within six (6) months of the expiration date therefor;

            (p) such Inventory is held as samples or for sale to employees;

            (q) such Inventory is in-transit, PROVIDED, HOWEVER to the extent it otherwise satisfies the eligibility criteria, up to $400,000 of in-transit Inventory between warehouses subject to a Landlord Waiver and Consent may be considered Eligible Inventory Costs;

            (r) such Inventory constitutes custom Inventory, work-in-process, slow-moving Inventory, private label Inventory, or Inventory subject to a quality assurance hold; PROVIDED, HOWEVER to the extent it otherwise satisfies the eligibility criteria, private label Inventory (i) for Sysco equal to an amount of up to the last 3 months of sales to Sysco, (ii) for new products for Sysco, and (iii) for Costco equal to an amount of up to Costco's average three month purchases of the private label product for the immediately preceding twelve-month period or Costco's anticipated orders for the coming three months if there have not been three months of purchases; may be considered Eligible Inventory Costs;

            (s) such Inventory constitutes raw materials to the extent also listed as finished goods;

            (t) such Inventory is perishable; or

            (u) such Inventory fails to meet such other specifications and requirements which may from time to time be established by Agent, or such Inventory otherwise is not satisfactory to Agent, as determined in the Permitted Discretion of Agent.

            "ELIGIBLE RECEIVABLES" shall mean each Account arising in the ordinary course of Borrower's business from the sale of goods or rendering of services which Agent, in its Permitted Discretion, deems an Eligible Receivable unless:

            (a) it is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders, subject to no other Lien of equal or higher priority;

            (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent; PROVIDED, that Agent in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

            (c) it arises out of services rendered or a sale made to, or out of any other transaction between with, one or more affiliates of Borrower;

            (d) it remains unpaid for longer than 90 calendar days after the original invoice date;

            (e) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if more than 25% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its affiliates remain unpaid for longer than 90 calendar days after the original invoice date;

            (f) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, 25% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent's Permitted Discretion, be increased or decreased);

            (g) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if such Accounts exceed 10% (such percentage or any other percentage set forth below or hereafter established for any particular Account Debtor, a "CONCENTRATION LIMIT") (all of which Concentration Limits may, in Agent's Permitted Discretion, be increased or decreased) of all Accounts at any one time; PROVIDED, that only the portion of Accounts which exceed the Concentration Limit shall be deemed ineligible for purposes of this SUBSECTION
(G); and, FURTHER PROVIDED, that the Concentration Limit for each of the following Account Debtors shall be as follows: Sysco - 25%, Costco - 15%, US Foodservice - 15%, DOT Foods - 15%;

            (h) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

            (i) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

            (j) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or Canada or that have their principal place of business or chief executive offices outside the continental United States or Canada;

            (k) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or an instrument of any kind or has been reduced to judgment;

            (l) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Agent, for the benefit of itself and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with;

            (m) it is subject to any offset, credit (including any resource or other income credit or offset), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

            (n) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

            (o) any return, rejection or repossession of goods or services related to it has occurred;

            (p) it is not payable to Borrower;

            (q) Borrower has agreed to accept or has accepted any non-cash payment for such Account;

            (r) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

            (s) it constitutes a re-billing of an amount previously billed; or

            (t) it fails to meet such other specifications and requirements which may from time to time be established by Agent or is not otherwise satisfactory to Agent, as determined in Agent's Permitted Discretion.

            "ENVIRONMENTAL LAWS" shall mean, collectively and each individually ,the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "EVENT OF DEFAULT" shall mean the occurrence of any event set forth in ARTICLE VIII.

            "EXCESS AVAILABILITY" shall mean Availability less the outstanding balance of all Advances.

            "EXCESS CASH FLOW" shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) consolidated net income or loss of Borrower for such period, PLUS (ii) an amount equal to the amount of depreciation expenses, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such consolidated net income or loss, PLUS (iii) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by Borrower during such period to the extent not (a) reinvested in other assets constituting Collateral upon which Agent has a first and prior Lien, or (b) required to be applied to mandatory prepayments or payments on the Loans, PLUS (iv) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by Borrower during such period to the extent deducted in arriving at such consolidated net income or loss, PLUS
(v) the amount of any tax refunds or credits received by Borrower during such period, LESS (vi) an amount equal to the non-financed Capital Expenditures of Borrower for such period, LESS (vii) an amount equal to the sum of payments required by and actually paid pursuant to SECTION 2.8(A) and all voluntary prepayments on the Term Loan in excess of required payments actually made during such period to the extent permitted hereunder, LESS (viii) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets, other than sales in the ordinary course of business, by Borrower during such period to the extent included in arriving at such consolidated net income or loss, LESS
(ix) an amount equal to the increase in Borrower's working capital during such period.

            "FAIR VALUATION" shall mean the determination of the value of the consolidated tangible and intangible assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets as a whole at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

            "GUARANTOR" shall mean, collectively and each individually, all guarantors of the Obligations or any part thereof.

            "GUARANTY" shall mean, collectively and each individually, all guarantees executed by any Guarantors.

            "HAZARDOUS SUBSTANCES" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

            "INDEBTEDNESS" of any Person shall mean,  without  duplication,  (a)
all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Intellectual Property Security Agreement executed by Borrower in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

            "INVENTORY" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "LANDLORD WAIVER AND CONSENT" shall mean a waiver/consent in form and substance satisfactory to Agent from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

            "LEASEHOLD PROPERTY" shall mean Borrower's leasehold interest in that certain property located at Freeport Center, Bldg. A-16, Section G, H and D-2 and Bldg. J-5, Clearfield, Utah as more particularly described in the Mortgage covering such leasehold interest.

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


            "LENDER ADDITION AGREEMENT" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement and the other Loan Documents substantially in the form of EXHIBIT C hereto.

            "LENDERS" shall mean the financial institutions, from time to time named on SCHEDULE 1 under the heading "Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any participant that is not otherwise a party to this Agreement).

            "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

            "LIFE INSURANCE POLICY" shall mean the life insurance policy required by SCHEDULE 6.8.

            "LOAN" or "LOANS" shall mean, individually and collectively, the Term Loan and all Advances.

            "LOAN DOCUMENTS" shall mean, collectively and each individually, the Agreement, the Notes, the Security Documents, the Guarantees, the Uniform Commercial Code Financing Statements, the Landlord Waiver and Consents, the Borrowing Certificates, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or Lenders in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

            "LOCKBOX ACCOUNTS" shall mean the accounts maintained by Borrower at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral are paid.

            "MATERIAL  ADVERSE  EFFECT" or "MATERIAL  ADVERSE CHANGE" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower and/or Guarantors, either individually or taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrower or Guarantor to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

            "MORTGAGE" shall mean, the Leasehold Trust Deed executed by Borrower in favor of Agent, for the benefit of itself and Lenders, by which Borrower granted and conveyed to Agent, for the benefit of itself and Lenders, as security for the Obligations, a Lien upon the Leasehold Property.

            "NOTE" shall mean, collectively and each individually, the Revolving Notes and the Term Notes.

            "NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement dated as of March 27, 1998 between Borrower and Dresdner Kleinwort Benson Private Equity Partners LP, as amended through and in the form existing on the Closing Date.

            "OBLIGATIONS" shall mean all shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Agent or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

            "PAYMENT OFFICE" shall mean initially the address set forth beneath the Agent's name on the signature page of the Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

            "PERMIT" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

            "PERMITTED DISCRETION" shall mean a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) business judgment.

            "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

            "PREFERRED STOCK DESIGNATION" shall mean the Determination of Terms of Series C Convertible Preferred Stock and Determination of Terms of Series D Convertible Preferred Stock of Borrower, each filed on the Closing Date.

            "PRIME RATE" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; PROVIDED, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Agent; PROVIDED, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

            "PRO RATA SHARE" shall mean (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders; PROVIDED, HOWEVER, that if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained

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by dividing (x) the aggregate amount of such Lender's  outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment, (b) with respect to matters relating to a particular Term Loan of a Lender, the percentage obtained by dividing (i) the aggregate amount of such Lender's outstanding Term Loans by (ii) the aggregate amount of all outstanding Term Loans, and (c) with respect to all other matters, the percentage obtained by dividing (i) the aggregate amount of a Lender's Term Loans outstanding and such Lender's Commitment by (ii) the aggregate amount of all Lenders' Term Loans outstanding and all Lender's Commitments; in any case as such percentage may be adjusted by assignments permitted pursuant to SECTION 12.3.

            "REQUISITE LENDERS" shall mean Lenders holding or being responsible for 66-2/3% or more of the sum of (a) all outstanding Loans and (b) all unutilized Commitments.

            "REVOLVING FACILITY TERM" shall mean the period commencing on the Closing Date and ending on December 15, 2004; PROVIDED, that this period shall be automatically extended to the earlier of (i) January 10, 2007 and (ii) the date which is one hundred five (105) days prior to the first scheduled principal payment (excluding Excess Cash Flow payments permitted under SECTION 7.11) under the Note Purchase Agreement, if (x) Borrower requests such extension on or before 90 days prior to the last day of the Revolving Loan Term, (y) the Preferred Stock Designations are amended or exchanged such that the first scheduled principal payment or redemption thereunder is at least three hundred sixty-five (365) days after the Maturity Date under the Note Purchase Agreement and (z) Borrower delivers to Agent a certified copy of the Note Purchase Agreement, as amended, and the Preferred Stock Designations, as amended, each in form and substance satisfactory to Agent.

            "REVOLVING NOTE(S)" shall mean the Revolving Note and any additional promissory note(s) payable to the order of each Lender executed by Borrower evidencing the Revolving Facility, as the same may be modified, amended or supplemented from time to time.

            "SECURITY AGREEMENT" shall mean that certain Security Agreement executed by Borrower in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

            "SECURITY DOCUMENTS" shall mean the Notes, Security Agreement, Mortgages, Guarantees, Intellectual Property Security Agreement, Lockbox Agreements, Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

            "SERIES A AND B PREFERRED STOCK" shall mean Series A Preferred Stock of Borrower, no par value, Series B Preferred Stock of Borrower, no par value, and/or any other series of preferred stock of Borrower having the same terms as Series A Preferred Stock and Series B Preferred Stock.

            "SUBORDINATED DEBT" shall mean the Indebtedness evidenced by the Note Purchase Agreement.

            "SUBSIDIARY" shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

            "TERM LOAN TERM"  shall mean the period  commencing  on the  Closing
Date and ending on December 15, 2004; PROVIDED, that this period shall be automatically extended to the earlier of (i) January 10, 2007 and (ii) the date which is one hundred five (105) days prior to the first scheduled principal payment (excluding Excess Cash Flow payments permitted under SECTION 7.11) under the Note Purchase Agreement, if (x) Borrower requests such extension on or before 90 days prior to the last day of the Term Loan Term, (y) the Preferred Stock Designations are amended or exchanged such that the first scheduled principal payment or redemption thereunder is at least three hundred sixty-five
(365) days after the Maturity Date under the Note Purchase Agreement and (z) Borrower delivers to Agent a certified copy of the Note Purchase Agreement, as amended, and the Preferred Stock Designations, as amended, each in form and substance satisfactory to Agent.

            "TERM NOTE(S)" shall mean the Term Note and any additional promissory note(s) payable to the order of each Lender executed by Borrower evidencing the Term Loan, as the same may be modified, amended or supplemented from time to time.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.


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